Exhibit 99.1
Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com
Pixelworks Reports First Quarter 2009 Financial Results
Portland, Ore., April 23, 2009 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the first quarter ended March 31, 2009.
     First quarter 2009 revenue was $10.8 million, within the range of management guidance and reflecting customer order delays and reductions as a result of the cautionary economic environment worldwide. Revenue in the 2009 first quarter was down 43% sequentially from $18.9 million in the fourth quarter of 2008 and down 55% from $24.0 million in the first quarter of 2008.
     First quarter 2009 GAAP gross profit margin was 38.6%, compared with 45.4% in the fourth quarter of 2008 and 48.7% in the first quarter of 2008. First quarter 2009 non-GAAP gross profit margin was 45.4%, compared with 50.4% in the fourth quarter of 2008 and 51.7 % in the first quarter of 2008. Both GAAP and non-GAAP gross profit margin in the first quarter of 2009 were within the range of guidance provided by management, which anticipated the impact of lower overhead cost absorption in the quarter.
     As a result of cost reduction measures taken during the quarter, first quarter 2009 operating expenses were lower than management’s original estimate on both a GAAP and non-GAAP basis. First quarter 2009 GAAP operating expenses were $8.7 million, compared with $11.1 million in the fourth quarter of 2008 and $12.5 million in the first quarter of 2008. Non-GAAP operating expenses were $8.3 million in the first quarter of 2009, down 18% from $10.1 million in the fourth quarter of 2008 and down 21% from $10.5 million in the first quarter of 2008.
     A tax benefit of $1.6 million on both a GAAP and non-GAAP basis was realized in the first quarter of 2009, resulting from the reversal of a tax contingency item. A similar tax benefit was realized in the first quarter of 2008.
     On a GAAP basis, the Company recorded net income of $5.9 million, or $0.44 per share in the first quarter of 2009, compared to net loss of $(5.1) million, or $(0.37) per share in the fourth quarter of 2008 and net income of $6.1 million, or $0.41 per share in the first quarter of 2008. On a non-GAAP basis, net loss was $(2.0) million, or $(0.15) per share in the first quarter of 2009, compared to net loss
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Pixelworks Reports First Quarter 2009 Financial Results April 23, 2009 Page 2
of $(1.2) million, or $(0.08) per share in the fourth quarter of 2008 and net income of $3.8 million, or $0.25 per share in the first quarter of 2008.
     Included in GAAP net income in the first quarter of 2009 was a net gain of $9.0 million realized on the repurchase of $27.1 million of the Company’s convertible subordinated debentures. In the first quarter of 2008, GAAP net income included a net gain of $11.6 million realized on the repurchase of $50.2 million of the Company’s convertible subordinated debentures, and a $6.5 million unrealized loss on an equity investment in a publicly-traded foundry partner, of which $4.8 million was reclassified from shareholders’ equity.
     Under its previously announced stock repurchase program, the Company repurchased approximately 229,000 shares during the first quarter of 2009.
     “As anticipated, Q1 was a difficult quarter, as the global economic downturn impacted orders for semiconductors across nearly every market, including video processing. Quick action to further reduce expenses helped maximize cost savings during the quarter. In addition, our bond repurchase further strengthened our balance sheet, supporting our ability to effectively execute our business strategy. Despite the cautionary economic environment, Pixelworks’ next-generation products continue to build momentum in the market,” said Bruce Walicek, President and CEO of Pixelworks.
Business Outlook for Second Quarter 2009
     The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after March 31, 2009 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
     The Company expects to record GAAP net loss per share in the second quarter of 2009 of ($0.23) to $(0.41) and to record non-GAAP net loss per share of $(0.14) to $(0.32), based on the following estimates:
▪	The Company anticipates second quarter revenue of $13 million to $15 million. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, levels of inventory at distributors and customers, consumer confidence and
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spending, timely customer transition to new product designs, new product introductions, the Company’s ability to secure additional design wins, production yields and seasonality in the consumer electronics market.
▪	GAAP gross profit margin of approximately 38% to 42% and non-GAAP gross profit margin of approximately 43% to 47%. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, revenue levels and product mix, new product yields, changes in estimated product costs, competitive pricing actions, and inventory reserve changes.

▪	GAAP operating expenses of $9.0 million to $10.0 million and non-GAAP operating expenses of $8.5 million to $9.5 million.
Conference Call Information
     Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 866-202-0886 and using passcode 78907597. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on April 28, 2009, and can be accessed by calling 888-286-8010 and using passcode 91166824.
About Pixelworks, Inc.
     Pixelworks, headquartered in Portland, Oregon, is an innovative designer, developer and marketer of video and pixel processing technology semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the Company’s Web site at www.pixelworks.com.
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Note: Pixelworks® and the Pixelworks logo® are trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude gains on the repurchase of long-term debt, other-than-temporary impairments of a marketable security, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its
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consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in Bruce Walicek’s quote and the “Business Outlook for Second Quarter 2009” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: current global economic challenges, changes in the digital display and projection markets; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; new product yield rates; supply of products from third party foundries; the success of our products in expanded markets; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
— Financial Tables Follow —
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Pixelworks Reports First Quarter 2009 Financial Results April 23, 2009 Page 5
PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenue, net	$10,780	$18,916	$23,976
Cost of revenue (1)	6,624	10,335	12,305

Gross profit	4,156	8,581	11,671

Operating expenses:
Research and development (2)	4,776	6,121	6,722
Selling, general and administrative (3)	3,873	4,355	4,686
Restructuring	37	618	1,008
Amortization of acquired intangible assets	—	—	90

Total operating expenses	8,686	11,094	12,506

Loss from operations	(4,530)	(2,513)	(835)

Gain on repurchase of long-term debt, net	9,024	—	11,557
Interest expense	(251)	(360)	(573)
Interest income	98	161	983
Amortization of debt issuance costs	(61)	(72)	(146)
Other-than-temporary impairment of marketable security	—	(1,400)	(6,490)

Interest and other income, net	8,810	(1,671)	5,331

Income (loss) before income taxes	4,280	(4,184)	4,496

Provision (benefit) for income taxes	(1,617)	940	(1,637)

Net income (loss)	$5,897	$(5,124)	$6,133

Net income (loss) per share — basic and diluted	$0.44	$(0.37)	$0.41

Weighted average shares outstanding:
Basic	13,352	13,716	14,930

Diluted	14,023	13,716	16,648

_________________________

(1) Includes:
Amortization of acquired developed technology	$617	$705	$705
Additional amortization of non-cancelable prepaid royalty	68	144	—
Restructuring	47	91	—
Stock-based compensation	7	12	18
(2) Includes stock-based compensation	118	175	449
(3) Includes stock-based compensation	252	233	425
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Pixelworks Reports First Quarter 2009 Financial Results April 23, 2009 Page 6
PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$4,156	$8,581	$11,671

Amortization of acquired developed technology	617	705	705
Additional amortization of non-cancelable prepaid royalty	68	144	—
Restructuring	47	91	—
Stock-based compensation	7	12	18

Total reconciling items included in cost of revenue	739	952	723

Non-GAAP gross profit	$4,895	$9,533	$12,394

Non-GAAP gross profit margin	45.4%	50.4%	51.7%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$8,686	$11,094	$12,506

Reconciling item included in research and development:
Stock-based compensation	118	175	449
Reconciling item included in selling, general and administrative:
Stock-based compensation	252	233	425
Restructuring	37	618	1,008
Amortization of acquired intangible assets	—	—	90

Total reconciling items included in operating expenses	407	1,026	1,972

Non-GAAP operating expenses	$8,279	$10,068	$10,534

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$5,897	$(5,124)	$6,133

Gain on repurchase of long-term debt, net	(9,024)	—	(11,557)
Reconciling items included in cost of revenue	739	952	723
Reconciling items included in operating expenses	407	1,026	1,972
Other than temporary impairment of marketable security	—	1,400	6,490
Tax effect of non-GAAP adjustments	31	596	—

Non-GAAP net income (loss)	$(1,950)	$(1,150)	$3,761

Non-GAAP net income (loss) per share — basic and diluted	$(0.15)	$(0.08)	$0.25

Non-GAAP weighted average shares outstanding
Basic	13,352	13,716	14,930

Diluted	13,352	13,716	14,943

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the repurchase of long-term debt, other-than-temporary impairments of a marketable security, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.
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Pixelworks Reports First Quarter 2009 Financial Results April 23, 2009 Page 7
PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$32,539	$53,149
Short-term marketable securities	5,706	8,058
Accounts receivable, net	4,457	6,149
Inventories, net	4,165	4,981
Prepaid expenses and other current assets	2,849	3,381

Total current assets	49,716	75,718

Long-term marketable securities	1,920	2,110
Property and equipment, net	4,331	5,187
Other assets, net	5,630	5,331
Acquired intangible assets, net	2,769	3,386

Total assets	$64,366	$91,732

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,674	$4,215
Accrued liabilities and current portion of long-term liabilities	6,816	9,419
Current portion of income taxes payable	157	137

Total current liabilities	9,647	13,771

Long-term liabilities, net of current portion	1,722	2,035
Income taxes payable, net of current portion	8,868	10,581
Long-term debt	33,544	60,634

Total liabilities	53,781	87,021

Shareholders’ equity	10,585	4,711

Total liabilities and shareholders’ equity	$64,366	$91,732